                                                                   Exhibit(d)(6)
--------------------------------------------------------------------------------

                            STOCKHOLDERS' AGREEMENT

                                  by and among

                              KBII HOLDINGS, INC.

                         KBII ACQUISITION COMPANY, L.P.


                                      and

                            THE OTHER PERSONS LISTED
                         ON THE SIGNATURE PAGES HERETO

                          ----------------------------

                                   Effective

                             __________ ____, 2000


                          ----------------------------




--------------------------------------------------------------------------------

                            STOCKHOLDERS' AGREEMENT
                            -----------------------

     THIS STOCKHOLDERS' AGREEMENT (this "Agreement"), effective __________ ____, 2000, among KBII Acquisition Company, L.P., a Delaware limited partnership (the "Kohlberg Investor"), KBII Holdings, Inc., a Delaware corporation (the "Company"), and the other holders of Stockholder Shares (as defined herein) party hereto (the "Non-Kohlberg Stockholders" and, together with the Kohlberg Investor, the "Stockholders").

     NOW, THEREFORE, in consideration of $10.00, the mutual undertakings contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties hereto, the parties hereto agree as follows:

Section 1.    Definitions.
              -----------
     As used in this Agreement, the following terms have the following meanings:

     "Affiliate" of any Person means any other Person directly or indirectly
      ---------
     controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Approved Sale" means the sale of the Company, in a single transaction or a
      -------------
     series of related transactions, to a third party that is not an Affiliate of the Company or the Kohlberg Investor (a) pursuant to which such third party proposes to acquire 100% of the outstanding Capital Stock or substantially all of the assets of the Company (whether by merger, consolidation, recapitalization, reorganization, purchase or otherwise),
     (b) which is approved by the holders of a majority of the Capital Stock then outstanding, and (c) pursuant to which all holders of Capital Stock are subject to the same terms and obligations and receive the same form and amount of consideration per share of Capital Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

     "Capital Stock" means any and all classes of stock issued by the Company.
      -------------

     "Kohlberg Stock" means Stockholder Shares held by the Kohlberg Investor and
      --------------
     its Permitted Transferees.

     "Non-Kohlberg Stock" means Stockholder Shares held by a Stockholder other
      ------------------
     than the Kohlberg Investor or its Permitted Transferees.

     "Performance Options" means options to purchase shares of Capital Stock
      -------------------
     granted
     pursuant to the Company's Stock Option Plan.

     "Permitted Transferee" means (i) in the case of a Non-Kohlberg Stockholder,
      --------------------
     such Person's estate, spouse, child (natural or adopted), grandchild, parent, or a trust for the benefit of any one or more of the foregoing; provided, however, that if any of the foregoing is less than 21 years of age at the time of such proposed transfer, then such transfer only may be made to a trustee of a valid trust for the benefit of such person, which trust shall not terminate prior to the beneficiary (or beneficiaries) thereof attaining the age of 21; and (ii) in the case of a Kohlberg Investors, any Affiliate of such Kohlberg Investor or any partner, stockholder, employee, officer or director of such Kohlberg Investor or any of its Affiliates; provided in each case hereunder, such transferee shall become bound to this Agreement as provided in Section 13 hereof.

     "Person" means any individual, partnership, joint venture, corporation,
      ------
     trust, limited liability company, unincorporated organization or government or department or agency thereof.

     "Public Sale" means any sale pursuant to a registered public offering under
      -----------
     the Securities Act or any sale pursuant to Rule 144 under the Securities
     Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
     time.

     "Stockholder" means any holder of Capital Stock of the Company.
      -----------

     "Stockholder Shares" means, without duplication, (i) all shares of Capital
      ------------------
     Stock purchased or otherwise acquired by the Stockholders (including shares issuable upon the exercise of Performance Options or the Warrants), and
     (ii) any equity securities issued or issuable directly or indirectly with respect to such Capital Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares only will cease to be Stockholder Shares when they have been sold pursuant to a Public Sale.

     "Subsidiary" means, with respect to any Person, any corporation of which in
      ----------
     excess of 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether any other class or classes of capital stock of such corporation may have such voting power by reason of the happening of any contingency) is directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

     "Vested Performance Options" means Performance Options that are presently
      --------------------------
     exercisable by the holder thereof on the date of determination.

     "Warrant Holders" shall mean the holders of the Warrants and any permitted
      ---------------
     transferee under the terms of the Warrant.

     "Warrants" means any warrants or other rights to acquire Capital Stock.
      --------

Section 2.    Transfer of Capital Stock.
              -------------------------

     (a) Capital Stock or any interest therein may not be sold, transferred, assigned, pledged or otherwise disposed of (a "Transfer") other than in compliance with this Section 2. At least 45 days prior to any Transfer of Capital Stock, the transferring Stockholder shall deliver a written notice (a "Sale Notice") to the Company and the other Stockholders specifying the number of shares of Capital Stock to be transferred (the "Offered Shares") and the prospective transferees, and disclosing in reasonable detail the price, which shall be payable solely in cash, and other terms and conditions of the proposed Transfer.

     (b) The Company may elect to purchase all or any portion of the Offered Shares at the price and on the terms specified in the Sale Notice by delivering written notice of such election (an "Election Notice") to the transferring Stockholder within 30 days after delivery of the Sale Notice (the "Company Election Period"). In the event the Company does not elect to purchase all of the Offered Shares, the other Stockholders may elect to purchase all of the remaining Offered Shares at the price and on the terms specified in the Sale Notice by delivering an Election Notice to the transferring Stockholder within 15 days after the expiration of the Company Election Period (the "Stockholder Election Period"). If more than one Stockholder elects to purchase hereunder, each electing Stockholder shall have the right to purchase a percentage of the Offered Shares determined by dividing the number of shares of Capital Stock owned by such Stockholder by the number of shares of Capital Stock owned by all of the electing Stockholders. Any purchase of Offered Shares pursuant to this
Section 2 will be consummated as soon as practicable (but in any event within 15 days) after the expiration of the Company Election Period or the Stockholder Election Period, as the case may be.

     (c) If the Company and the Stockholders shall not have elected to purchase all of the Offered Shares or shall have so elected but have failed to purchase such Offered Shares within the time required by Section 2(b), the transferring Stockholder may, within 60 days after the later of the expiration of the Stockholder Election Period or such default, transfer such Offered Shares to the prospective transferees identified in the Sale Notice on terms no more favorable to such transferees than specified in the Sale Notice provided that such transferees comply with the terms of Section 15 hereof. Any Offered Shares not transferred within such 60-day period will be subject to the provisions of this
Section 2 upon any subsequent attempt to transfer such Offered Shares.

     (d) The provisions of Section 2(b) and (c) shall not apply to Transfers of Capital Stock (i) to a Permitted Transferee of the transferring Stockholder,
(ii) pursuant to Sections 3, 4, 5 or 6 of this Agreement, or (iii) to the Company. Any attempt to transfer any Capital Stock in violation of this Section 2 shall be void ab initio, and the Company shall not give any effect to such attempted transfer in the stock records of the Company.

Section 3.    Sale of the Company.
              -------------------

     In the event of an Approved Sale of the Company, the Stockholders will consent to and raise no objections (including seeking appraisal rights or asserting dissenter's or similar rights) with respect to the Approved Sale, and if the Approved Sale is structured as a sale of stock, the Stockholders will agree to sell all of their Capital Stock and rights to acquire Capital Stock on the terms and conditions of the Approved Sale. The Stockholders will use their best efforts to cooperate in the Approved Sale and will take all necessary and desirable actions in connection with the consummation of the Approved Sale as are reasonably requested by the Company.

Section 4.    Participation Rights.
              --------------------

     (a) Subject to Section 4(b), not less than 20 days prior to any proposed transfer of Kohlberg Stock, the Kohlberg Investor shall deliver to the Non-Kohlberg Stockholders and the Warrant Holders a written notice (the "Sale Notice") specifying in reasonable detail the identity of the proposed transferees and the terms and conditions of the proposed transfer. Any Non-Kohlberg Stockholders may elect to participate in the proposed transfer by delivering to the Kohlberg Investor a written notice of such election within the 10-day period following delivery of the Sale Notice. The Kohlberg Investor and each such participating Non-Kohlberg Stockholder will be entitled to sell in such proposed transfer, at the same price and on the same terms, a number of shares of Capital Stock equal to the product of (i) the quotient determined by dividing the percentage of the Company's Capital Stock then held by the Kohlberg Investor or such participating Non-Kohlberg Stockholder, by the aggregate percentage of the Capital Stock then held by the Kohlberg Investor and all participating Non-Kohlberg Stockholders, multiplied by (ii) the number of shares of Capital Stock to be sold in such proposed transfer. For purposes of this
Section 4, each participating Non-Kohlberg Stockholder shall be deemed to hold all shares of Capital Stock acquirable pursuant to the exercise of Vested Performance Options then held by such Non-Kohlberg Stockholder. If any Warrant Holder elects to participate or a Management Member holding Vested Performance Options elects to participate with respect to shares of Capital Stock represented by such Warrants or his Vested Performance Options, such Warrant Holder or Management Holder shall first exercise its or his rights under the Warrant or the Performance Option to acquire such number of shares as the Warrant Holder or Management Member proposes to sell in such transfer. The participating Non-Kohlberg Stockholders shall pay a pro rata portion of the transaction expenses associated with such transfer.

     (b)  This Section 4 shall not apply to transfers by the Kohlberg Investor
(i) of less than an aggregate of 5% (in all such transfers measured on a cumulative basis) of the outstanding Capital Stock, (ii) to Permitted Transferees of such Kohlberg Investor or (iii) pursuant to Sections 3 or 6.

Section 5.    Registration Rights.
              -------------------

     (a) At any time after the earlier of (x) the fifth anniversary of the effective date of this Agreement and (y) 180 days after the consummation of the Company's initial public offering of Capital Stock under the Securities Act, the holders of a majority of the then-outstanding

Kohlberg Stock shall have the right to require the Company to effect up to two registrations of their Capital Stock under the Securities Act (any of the foregoing, a "Demand Registration"). Upon receipt of any request for a Demand Registration, the Company will give prompt written notice of such request to each Stockholder, and will include in such Demand Registration all Stockholder Shares with respect to which the Company has received written requests for inclusion within 30 days after delivery of the Company's notice. If other securities are included in any Demand Registration that is not an underwritten offering, all Stockholder Shares included in such offering shall be sold (pro rata among the holders thereof on the basis of the amounts of Stockholder Shares requested to be included by such holders) prior to the sale of any of such other securities. If other securities are included in a Demand Registration which is an underwritten offering and the managing underwriter for such offering advises the Company that in its opinion the total amount of securities proposed to be included is sufficiently large so as to have a material adverse effect on the distribution of the securities in such offering, the Company will include in such registration all Stockholder Shares requested to be included therein prior to the inclusion of any securities which are not Stockholder Shares. If the Stockholder Shares requested to be included in such registration exceeds the amount of securities which in the opinion of such underwriter can be sold without having such a material adverse effect on the distribution, such Stockholder Shares shall be included pro rata among the holders thereof on the basis of the amount of Stockholder Shares requested to be included in such registration by such holders. The Company will have the right to select the investment banker(s) and manager(s) to administer any Demand Registration which is an underwritten offering, subject to the approval of the holders of a majority of Kohlberg Stock to be included in such Demand Registration, which will not be unreasonably withheld.

     (b) In the event that the Company proposes to register any Capital Stock under the Securities Act in connection with a public offering on any form (other than Form S-4 or Form S-8) that would permit the inclusion of Stockholder Shares, the Company will give each of the Stockholders and the Warrant Holders written notice thereof not less than 30 days prior to the effective date of such registration, and will include in such registration all Stockholder Shares, which are at least 10 days prior to the election date of such registration, requested in writing to be included therein (including shares covered by presently exercisable options to the extent that the Company receives appropriate assurances that such options will be exercised upon effectiveness of such registration), subject to the limitations set forth in this Section 6. If in connection with such proposed registration (other than a Demand Registration, which shall be governed by subsection (a) of this Section 5) the managing underwriter for such offering advises the Company that the total amount of Stockholder Shares requested to be included therein is sufficiently large so as to have a material adverse effect on the distribution of the securities in such offering, any shares to be sold by the Company in such offering shall have priority over any Stockholder Shares, and the number of Stockholder Shares to be included by a Stockholder in such registration shall be reduced pro rata on the basis of the numbers of shares requested to be included by such Stockholder and all other holders (other than the Company) exercising similar registration rights.

     (c) The Company shall bear the costs of each registration in which Stockholders participate pursuant to this Section 5, including the reasonable fees and expenses of one counsel for the selling Stockholders but excluding any underwriting discounts or commissions on the sale of Stockholder Shares or the fees and expenses of any additional counsel retained by the Stockholders. As a condition to the inclusion of Stockholder Shares in any registration, the Stockholder and the Company shall execute an underwriting agreement or similar agreement in a form reasonably acceptable to the Company, the Stockholders and the underwriters), if any, for such offering containing customary indemnification and holdback provisions. Notwithstanding the foregoing, no Stockholder shall be required to incur indemnification obligations in an amount in excess of the net proceeds received by such Stockholder pursuant to such registration or which relate to information not supplied by such Stockholder for inclusion in the registration statement.

     (d) Notwithstanding any other provision of this Section 5, (i) in the event the Kohlberg Investor does not sell shares in a registration that relates to the Company's initial public offering, the Non-Kohlberg Holders (as authorized under this Agreement) shall be permitted to include Stockholder Shares only to the extent permitted by the managing underwriter, (ii) the Company shall not be obligated to include in any registration pursuant to this
Section 5 any Stockholder Shares (other than Kohlberg Stock) that are then eligible for transfer pursuant to Rule 144(k) under the Securities Act (or which have otherwise been registered under the Securities Act), and (iii) no more than one Demand Registration may be required in any six-month period. In addition, the Company may delay any Demand Registration for up to 180 days if, in the good faith judgment of the Company's Board of Directors, such Demand Registration would interfere in any material respect with any material pending or proposed corporate transaction; provided, however, that this right shall not be exercised more than once in any twelve-month period.

     (e) Each Stockholder agrees that it will not effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any registration statement with respect to a public offering of Capital Stock (other than on Form S-8) by or on behalf of the Company. The holdback restriction in this Section 5(e) shall not apply to a registered offering effected more than two years after the initial public offering of the Company's securities except to the extent requested by the managing underwriter.

     (f) If any Warrant Holder elects to participate or a Management Holder holding Vested Performance Options elects to participate with respect to shares of Capital Stock represented by his Vested Performance Options, such Warrant Holder or Management Holder shall first exercise its or his rights under the Warrant or the Performance Option to include such stock in the registration and, in no way, shall this provision be construed to allow a Warrant Holder to register a Warrant or to allow a Stockholder to register a Performance Option.

Section 6.    Preemptive Rights.
              -----------------

     (a)  Right to Purchase Shares.  The Company shall not issue or sell (in
          ------------------------
either case, an "Issuance") shares of Capital Stock ("Shares") (other than (i) pursuant to the Company's Stock Option Plan, (ii) Issuances of Shares to the Kohlberg Investors or any of their Affiliates comprising not more than 5% of the total outstanding Shares including such Shares to be Issued, (iii) Shares issued upon exercise of the Warrants, (iv) Shares or other equity interests or securities convertible into Shares or equity interests Issued or sold in connection with acquisitions or business combinations with third parties that are not Affiliates of Stockholders, (v) Issuances of Shares or securities convertible into or giving the right to purchase Shares in connection with financing transactions for indebtedness with third parties that are not Affiliates of any Stockholders), unless, within thirty (30) business days of such Issuance, each Stockholder shall have been given the opportunity to purchase (on the same terms as such Shares are being or are proposed to be Issued, as the case may be) an amount of Shares sufficient, if totally purchased, to allow such Stockholder to maintain its same equity interest (on a percentage basis) in the Company as it has or had, as the case may be, immediately prior to the subject Issuance after giving effect to such Issuance (the "Basic Amount"). Each Stockholder hereby acknowledges that the rights set forth in this Section 6 are the exclusive rights of such Stockholder to anti-dilution, preemptive or like rights, regardless of whether such other rights are granted under any other instrument or by law and each such Stockholder hereby expressly renounces and waives such other rights.

     (b)  Notice of Preemptive Rights.  Within thirty (30) business days of an
          ---------------------------
Issuance by the Company of any Shares to which subparagraph (a) above would be applicable, the Company shall give written notice thereof (the "Notice of Preemptive Rights") to each Stockholder and Warrant Holder which shall specify the number of Shares Issued or proposed to be Issued, as the case may be, the price and other terms of their Issuance, the Basic Amount which each Stockholder is entitled to purchase, and the period during which such Stockholder may elect to purchase such Shares, which period shall extend for at least thirty (30) business days following the delivery of such notice.

     (c)  Exercise of Preemptive Rights.  Each Stockholder that desires to
          -----------------------------
purchase Shares shall notify the Company in writing (the "Notice of Acceptance") within the specified period of the portion of the Basic Amount it wishes to purchase. To the extent that a Stockholder does not purchase all of its Basic Amount (an "Unused Portion"), the Kohlberg Investor shall have the right but not the obligation to, within thirty (30) days of expiration of the notice period, purchase the Unused Portion on the same terms as was offered to the Stockholder.

     (d)  Options or Warrants.  If any Warrant Holder elects to participate or a
          -------------------
Stockholder holding Vesting Performance Options elects to participate with respect to shares of Capital Stock represented by his Vested Performance Options, such Warrant Holder or Stockholder shall first exercise its or his rights under the Warrant or the Performance Option to include such stock in the calculation of its or his Basic Amount.

Section 7.    Legend.
              ------

     (a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such Shares remain Stockholder Shares upon such transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"). OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT EFFECTIVE __________ ____, 2000, AMONG THE COMPANY, KBII ACQUISITION COMPANY, L.P. AND THE STOCKHOLDERS SIGNATORY THERETO, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS."

The Company will imprint such legends on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth in the second paragraph above shall be removed from the certificates evidencing any Shares which cease to be Stockholder Shares.

     (b) No holder of Stockholder Shares may sell, transfer or dispose of any such securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act is not required in connection with such transfer, and such further evidence as the Company reasonably may require to confirm to the Company's satisfaction that such sale, transfer or disposition is in compliance with the terms of this Agreement.

Section 8.    Representations and Warranties.
              ------------------------------

     Each of the Stockholders hereby represents and warrants severally and not jointly (a) that it is not a party to any contract or agreement, including any voting trust or other voting arrangement, whereby any of the Capital Stock or any interest therein held by it on the date hereof is to be offered, sold, assigned, pledged, hypothecated or otherwise transferred and (b) that it has no present intention of transferring any shares of Capital Stock or any interest therein to any Person other than Permitted Transferees.

Section 9.    Corporate Opportunities.
              -----------------------

     Each Non-Kohlberg Stockholder acknowledges and agrees that all business opportunities involving any aspect of the Business identified by any of them shall be timely presented to the Board of Directors in writing (the "Notice"). In the event the Board does not notify the Non-Kohlberg Stockholders in writing within thirty (30) business days of the Notice that it will pursue the opportunity, such Non-Kohlberg Stockholder shall be entitled to pursue any such opportunity in their individual or collective capacities or in participation with others provided that such opportunity shall not conflict with or cause a breach of any duty or obligation owed by such Non-Kohlberg Stockholder under this Agreement or otherwise to the Company or any duty or obligation owed by such Non-Kohlberg Stockholder in his capacity as a Director, officer or employee of the Company. For purposes hereof, "Business" shall mean the operations of the Company as conducted as of the effective date hereof, which includes without limitation directly or indirectly manufacturing and providing electronic monitoring equipment and the provision of related services, and the provision of community correctional services, to the criminal justice market worldwide.

Section 10.    Election of Directors.
               ---------------------

     All Stockholders hereby irrevocably give their proxy to the Kohlberg Investor to vote for, remove and elect the Company's Board of Directors; provided that, Dave Hunter shall initially be elected to the Company's Board of Directors.

Section 11.    Amendment and Waiver.
               --------------------

     Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the holders of at least a majority of the voting Capital Stock; provided that any such modification, amendment or waiver that by its terms materially and adversely affects the holders of Kohlberg Stock or the Non-Kohlberg Stock and that does not by its terms apply to all Stockholders generally shall require the approval of the holders of a majority of each of the Kohlberg Stock and the Non-Kohlberg Stock then outstanding.

Section 12.    Severability.
               ------------

     Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 13.    Entire Agreement.
               ----------------

     This Agreement and the other documents expressly referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 14.    Successors and Assigns.
               ----------------------
     (a) This Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and by the Stockholders, any subsequent holders of Stockholder Shares and the respective heirs, administrators, executors, representatives, successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

     (b) Each Stockholder agrees that it will not transfer any Stockholder Shares to any Person unless, as of the date such Person becomes a holder of Stockholder Shares, such Person agrees to be bound by all of the terms and provisions hereof. The Company may decline to give effect to any such Transfer until it receives satisfactory evidence of such agreement and the effectiveness, and any Transfer in violation of the provisions of this Agreement shall be void.

Section 15.    Counterparts.
               ------------
     This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

Section 16.    Remedies.
               --------

     The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

Section 17.    Notices.
               -------

     Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

     (a)  if to the Company or a Kohlberg Investor, to:

                    c/o Kohlberg & Company
                    111 Radio Circle

                    Mount Kisco, New York 10549
                    Attention: Christopher Lacovara
                    Telephone: (914) 241-7430
                    Facsimile: (914) 241-7476

                    with a copy to:

                    Hunton & Williams
                    Bank of America Plaza
                    Suite 4100
                    600 Peachtree Street, N.E.
                    Atlanta, Georgia  30308-2216
                    Attention:  Gregory K. Gale
                    Telephone: (404) 888-4152
                    Facsimile: (404) 888-4190

     (b) if to any Non-Kohlberg Stockholder, to the name and address set forth on the books and records of the Company; or to such address as a party may instruct by notice hereunder (which address will be provided promptly by the Company upon the request of any Stockholder).

Section 18.    GOVERNING LAW.
               -------------

     ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF DELAWARE.

Section 19.    Descriptive Headings.
               --------------------
     The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 20.    Termination.
               -----------

     Sections 2 through 5 and Section 7 of this Agreement will terminate automatically and be of no further force and effect upon the earlier of (i) consummation of the Company's initial public offering of Capital Stock under the Securities Act, and (ii) consummation of an Approved Sale of the Company. In any event, this Agreement shall terminate in its entirety as of the tenth anniversary of the date of this Agreement.



                         [Signatures on Following Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth above.



                              COMPANY:


                              KBII HOLDINGS, INC.

                              By:
                                 --------------------------------
                                 Name:
                                 Title:

                              STOCKHOLDERS:

                              KBII Acquisition Company, L.P.
                              By: KBII Management, LLC,
                                  its general partner

                              By:
                                 --------------------------------
                                 James A. Kohlberg
                                 Managing Member


                              -----------------------------------
                              Name:
                                   ------------------------------




                              -----------------------------------
                              Name:
                                   ------------------------------





                              -----------------------------------
                              Name:
                                   ------------------------------





                              -----------------------------------
                              Name:
                                   ------------------------------